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EXHIBIT 21

                         Subsidiaries of the Registrant
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The following are subsidiaries of ML & Co. as of February 27, 2001 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.


Name                                             State or Jurisdiction of Entity
----                                             -------------------------------

Merrill Lynch & Co., Inc.                                            Delaware
     Merrill Lynch, Pierce, Fenner & Smith Incorporated/1/           Delaware
          Broadcort Capital Corp.                                    Delaware
          Merrill Lynch Life Agency Inc./2/                          Washington
          Merrill Lynch Professional Clearing Corp./3/               Delaware
     Merrill Lynch Bank & Trust Co.                                  New Jersey
     Merrill Lynch Capital Services, Inc.                            Delaware
     Merrill Lynch Government Securities, Inc.                       Delaware
          Merrill Lynch Money Markets Inc.                           Delaware
     Merrill Lynch Group, Inc.                                       Delaware
          Merrill Lynch Investment Managers Group Limited/4/         England
               Merrill Lynch Investment Managers Holdings Limited    England
          Merrill Lynch Investment Managers, L.P./5/                 Delaware
          Merrill Lynch Capital Partners, Inc.                       Delaware
          Merrill Lynch Futures Inc.                                 Delaware
          Merrill Lynch Insurance Group, Inc.                        Delaware
               Merrill Lynch Life Insurance Company                  Arkansas
               ML Life Insurance Company of New York                 New York
          Merrill Lynch International Finance Corporation            New York
               Merrill Lynch International Bank Limited              England
                    Merrill Lynch Bank (Suisse) S.A.                 Switzerland
               Merrill Lynch Group Holdings Limited                  Ireland
                    Merrill Lynch Capital Markets Bank Limited       Ireland
          Merrill Lynch Mortgage Capital Inc.                        Delaware
          Merrill Lynch Trust Company/6/                             New Jersey
          Merrill Lynch Investment Partners Inc.                     Delaware
          MLDP Holdings, Inc./7/                                     Delaware
               Merrill Lynch Derivative Products AG                  Switzerland
          ML IBK Positions, Inc.                                     Delaware

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/1/  MLPF&S also conducts business as "Merrill Lynch & Co."
/2/ Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions.
/3/ The preferred stock of the corporation is owned by an unaffiliated group of investors.
/4/  Held through several intermediate holding companies.
/5/ Merrill Lynch Investment Managers, L.P. is a limited partnership whose general partner is Princeton Services, Inc. and whose limited partner is
     ML & Co.
/6/ Similarly named affiliates and subsidiaries that provide trust and custodial services are incorporated in various other jurisdictions.
/7/ Merrill Lynch Group, Inc. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties.
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               Merrill Lynch Capital Corporation                    Delaware
          ML Leasing Equipment Corp./8/                             Delaware
          Merrill Lynch Canada Holdings Company                     Nova Scotia
               Merrill Lynch Canada Finance Company                 Nova Scotia
               Merrill Lynch & Co., Canada Ltd.                     Ontario
                    Merrill Lynch Canada Inc.                       Canada
     Merrill Lynch Bank USA                                         Utah
          Merrill Lynch Business Financial Services Inc.            Delaware
          Merrill Lynch Credit Corporation                          Delaware
     Merrill Lynch International Incorporated                       Delaware
          Merrill Lynch (Australasia) Pty Limited                   New South
                                                                    Wales
               Merrill Lynch Finance (Australia) Pty Limited        Australia
               Merrill Lynch International (Australia) Limited/9/   New South
                                                                    Wales
          Merrill Lynch International Bank (Edge Act Corporation)   United
                                                                    States
          Merrill Lynch International Holdings Inc.                 Delaware
               Merrill Lynch Bank and Trust Company
               (Cayman) Limited                                     Cayman
                                                                    Islands,
                                                                    British West
                                                                    Indies
               Merrill Lynch Capital Markets AG                     Switzerland
               Merrill Lynch Europe PLC                             England
                    Merrill Lynch Holdings Limited                  England
                         Merrill Lynch International/10/            England
                    Merrill Lynch, Pierce, Fenner & Smith
                    (Brokers & Dealers) Limited                     England
                    Merrill Lynch Capital Markets Espana
                    S.A. S.V.B.                                     Spain
                    Merrill Lynch (Singapore) Pte. Ltd./11/         Singapore
               Merrill Lynch South Africa (Pty) Ltd./12/            South Africa
               Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa    Mexico
               Merrill Lynch S.A. Sociedad de Bolsa                 Argentina
               Banco Merrill Lynch S.A.                             Brazil
               Merrill Lynch S.A.                                   Luxembourg
               Merrill Lynch Europe Ltd.                            Cayman
                                                                    Islands,
                                                                    British West
                                                                    Indies
               Merrill Lynch France S.A.                            France
                    Merrill Lynch Finance S.A.                      France
                    Merrill Lynch Capital Markets (France) S.A.     France
               Merrill Lynch (Asia Pacific) Limited                 Hong Kong
                    Merrill Lynch Far East Limited                  Hong Kong
          Merrill Lynch Japan Securities Co., Ltd.                  Japan
     Herzog, Heine, Geduld, Inc.                                    New York

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/8/  This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
/9/  Held through an intermediate subsidiary.
/10/ Partially owned by another indirect subsidiary of ML & Co.
/11/ Held through intermediate subsidiaries.
/12/ Partially owned by another indirect subsidiary of ML & Co.